Exhibit 10.17

FORM OF AGREEMENT FOR PERFORMANCE-BASED RESTRICTED STOCK UNITS

IHS INC.

2004 LONG-TERM INCENTIVE PLAN

Restricted Stock Units Award Document

Performance-Based RSUs

This Restricted Stock Units Award Document (this “Award Document”) sets forth the terms of a Restricted Stock Unit Award (“Award”) given to                      (“you”) by IHS Inc. (the “Company” or “IHS”).

Unless defined in this Award Document, capitalized terms will have the same meanings ascribed to them in the IHS Inc. 2004 Long-Term Incentive Plan (as may be amended from time to time, the “Plan”).

Pursuant to Article 8 of the Plan, you have been granted restricted stock units (“RSUs” or “Units”), where each Unit represents one Share (i.e., one share of the Company’s Class A common stock), on the following terms and subject to the provisions of the Plan, which is incorporated by reference. In the event of a conflict between the provisions of the Plan and this Award Document, the provisions of the Plan will prevail.

Participant:

Employee ID:

Total Number of Units Granted:	Units representing Shares (at “Target” performance level)

Grant Date:

Vesting Schedule:	See Exhibit A attached

Your acceptance of this Award evidenced by either your signature or a form of electronic acceptance, the method being determined by the Company, indicates that you and the Company agree that this Award is granted under and governed by the terms and conditions of the Plan and the terms and conditions set forth in the attached Exhibit A. YOU MUST ACCEPT THIS AWARD WITHIN      DAYS OF THE GRANT DATE OR THE AWARD WILL AUTOMATICALLY BE CANCELLED.

EXHIBIT A

TERMS AND CONDITIONS OF THE

RSU AWARD

Performance-Based RSUs

No Payment for RSUs or Underlying Shares.

No payment is required for the RSUs (or the Shares underlying such RSUs) that you receive under this Award.

Share Delivery upon Vesting.

RSUs that you receive under this Award are subject to Section 8.3 of the Plan; provided, however, that they are transferable at any time by will or by the laws of descent and distribution. As soon as practicable after vesting (and subject to the “Withholding Taxes” section below), the Shares represented by such RSUs will be delivered to you. In its sole discretion, IHS may elect to deliver the Shares to you by book-entry in the Company’s books or by electronic delivery to a brokerage account established for your benefit at a financial/brokerage firm selected by IHS. You agree to complete and sign any documents and take any additional action that the broker designated by IHS may request to enable IHS to accomplish the delivery of the Shares on your behalf. The date of settlement shall not be later than 2 1/2 months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs.

Voting Rights and Dividend Rights.

You shall have no voting rights with respect to any RSUs. After the RSUs have vested and Shares have been issued to you, you will have all rights as a stockholder. In the event any cash or stock dividends are paid with respect to Shares while unvested RSUs are outstanding under this Award, the number of RSUs that you receive under this Award shall be increased as provided below in this paragraph. In the case of stock dividends, the number of RSUs subject to this award at “Target” shall be increased by the number of Shares you would have received on the date of payment of the dividend with respect to the number of Shares underlying the unvested RSUs under this award on such date at “Target” performance level. In the case of cash dividends, the number of RSUs subject to this award at “Target” shall be increased by the number of Shares you would have received on the date of payment of the dividend with respect to the number of Shares underlying the unvested RSUs under this award at such date at “Target” performance level, if the amount of dividends was reinvested in Shares on such date. The “Target” number of Units on the front page of this Award Document shall be deemed modified to reflect such increase in RSUs. The additional RSUs shall be subject to the same vesting requirements and restrictions as the unvested RSUs.

Vesting Schedule.

(a) If the performance objectives set forth in clause (i) below (collectively, the “Performance Objectives”) are satisfied as of November 30, 2013 (the relevant period ending on such date, the “Performance Period”), the number of Units calculated as provided in clause (i) below will become fully vested and free of restrictions as of the date the Committee makes the certification referenced in clause (iii) below (the “Performance Vesting Date”); provided that you are, on the Performance Vesting Date and at all times since the Grant Date have been, an employee of the Company or an Affiliate. Any Units that do not vest on the Performance Vesting Date as provided herein will be forfeited effective on the Performance Vesting Date.

(i) Performance Objectives. The Committee has established Performance Objectives based on (A) an increase in the “adjusted EBITDA” of the Company during the Performance Period and (B) an increase in the “revenue” of the Company during the Performance Period. “Adjusted EBITDA” will mean net income minus interest income plus interest expense plus depreciation and amortization, as such amount is adjusted to exclude the effect of any non-cash items (including without limitation, any expense related to equity compensation awards), net gains (losses) on sales of assets and net gains (losses) on sales of investments in affiliates, and other items that management does not utilize in assessing the Company’s operating performance, as set forth in the Company’s financial statements filed by the Company in connection with its filings with the U.S. Securities and Exchange Commission. “Revenue” will have the meaning for such term as used in the Company’s financial statements filed by the Company in connection with its filings with the U.S. Securities and Exchange Commission.

Anything herein to the contrary notwithstanding, Adjusted EBITDA and Revenue at November 30, 2013 shall be calculated for purposes of determining whether the Performance Objectives have been satisfied on the basis of the foreign exchange rates used by the Company in setting the annual financial plan for the Company’s 2011 Fiscal Year approved by the Board, and foreign currency movements from such plan rates shall have no impact on Revenue or Adjusted EBITDA for purposes of determining whether the Performance Objectives have been satisfied. In addition, anything herein to the contrary notwithstanding, in the event at any time on or prior to November 30, 2013 the Company adopts converged accounting standards as outlined in the FASB and IASB project calendar or changes its financial reporting from US GAAP to IFRS, Adjusted EBITDA and Revenue shall be calculated for purposes of determining whether the Performance Objectives have been satisfied on the basis of US GAAP as in effect and applied immediately before such change to converged standards or to IFRS shall have become effective.

(ii) Performance-Based Vesting. Subject to the proviso of this paragraph (a) and to clause (iii) below, the number of Units covered by this Agreement that will vest on the Performance Vesting Date will be calculated as follows:

“Target” number of Units as set forth on the front page of this Award Document

×

Average of the EBITDA Payout % and the Revenue Payout %

=

Units Vesting

The above calculation is subject to adjustment relating to minimum Revenue growth as provided below.

Adjusted EBITDA

1. if Adjusted EBITDA for the Fiscal Year ended November 30, 2013 is at “Threshold” performance level, then the EBITDA payout % will be 50%

2. if Adjusted EBITDA for the Fiscal Year ended November 30, 2013is at “Target” performance level, then the EBITDA payout % will be 100%

3. if Adjusted EBITDA for the Fiscal Year ended November 30, 2013 is at “Maximum” performance level, then the EBITDA payout % will be 175%

Revenue

1. if Revenue for the Fiscal Year ended November 30, 2013 is at “Threshold” performance level, then the Revenue payout % will be 50%

2. if Revenue for the Fiscal Year ended November 30, 2013 is at “Target” performance level, then the Revenue payout % will be 100%

3. if Revenue for the Fiscal Year ended November 30, 2013 is at “Maximum” performance level, then the Revenue payout % will be 175%

The EBITDA payout percentage and Revenue payout percentage will be prorated if Adjusted EBITDA and/or Revenue are between “Threshold” and “Target” or between “Target” and “Maximum” performance levels.

For avoidance of doubt, the total number of Units granted as set forth on the first page of this Award Document reflects a total number in the event Adjusted EBITDA and Revenue are both satisfied at “Target” performance levels. In the event both Adjusted EBITDA and Revenue are satisfied at “Maximum” performance levels, the number of Units vesting will be 175% of the total number of Units granted as set forth on the first page of the Award Document.

(iii) Committee Certification. For both Covered Employees and all other employees, the Committee must certify in writing prior to the Units covered by this Award vesting and becoming free of restrictions that the Performance Objectives were, in fact, satisfied, which certification will be made no later than February 28, 2014.

Termination.

Upon termination of your employment for any reason (other than your death or termination of employment due to your Disability), (1) you will forfeit all of your unvested RSUs without any consideration, unless the Committee expressly determines otherwise, and (2) for purposes of Section 4.2 of the Plan, the Shares underlying the unvested RSUs will again be available for issuance under the Plan.

[Optional terms: In the event you cease to be              of the Company (other than resulting from death or Disability) at any time prior to              (1) you will forfeit all of your unvested RSUs covered by this Award without any consideration, unless the Committee expressly determines otherwise, and (2) for purposes of Section 4.2 of the Plan, the Shares underlying the unvested RSUs will again be available for issuance under the Plan. In the event you cease to be              of the Company (other than resulting from your death or Disability) at any time on or after             , the number of Units covered by this Award, if any, that will become vested and free of restrictions on the Performance Vesting Date shall be as provided pursuant to the Vesting Schedule above.]

In the event of termination of your employment prior to the Performance Vesting Date due to your death or Disability, the unvested RSUs shall vest and be free of restrictions on the date of termination of employment due to death or Disability to such extent as if all Performance Objectives had been fully satisfied at “Target” performance level.

For purposes of this Award Document, “Disability” shall mean a mental or physical illness that entitles you to receive benefits under the long-term disability plan of the Company or an Affiliate; provided that you remain totally disabled for six (6) consecutive months. If you are not covered by such a plan, “Disability” shall be defined by reference to the Company’s long-term disability policy as if such policy applied to you.

Change in Control.

If a Change in Control occurs prior to the Performance Vesting Date, as of the effective date of such Change in Control, the Units covered by this Award shall vest and be free of restrictions to such extent as if all Performance Objectives had been fully satisfied at “Target” performance level, and you shall participate in the acquisition to the extent of and in the same manner as all other stockholders of the Company.

Withholding Taxes.

You acknowledge that you are required to make acceptable arrangements to pay any withholding taxes that may be due as a result of receipt of this Award or the vesting and payout of the RSUs that you receive under this Award, and no Shares will be released to you until you have made such arrangements. These arrangements may include any one or a combination of the following, as determined by the Company or the Committee: (a) withholding of Shares or the sale of Shares that otherwise would be released to you when they vest; (b) surrendering of Shares that you already own; (c) direct payment by you to the Company; (d) payroll withholding; (e) any other method as the Company or Committee may elect in compliance with applicable law. The FMV of the Shares that are withheld or that you surrender, if applicable, determined as of the date when the taxes otherwise would have been withheld in cash, will be applied as a credit against the taxes.

You acknowledge that the ultimate liability for all tax obligations legally due by you is and remains your responsibility.

Tax Consultation.

By signing this Award Document, you represent that you have consulted with any tax consultant(s) you deem advisable in connection with the grant and vesting of this Award (including the delivery of Shares underlying the RSUs that you receive under this Award), that you are not relying on the Company or an Affiliate for any tax advice and that you will hold the Company and its Affiliates harmless from any and all tax liabilities imposed in connection with the grant and vesting of this Award (including the delivery of any Shares).

No Guarantee of Continued Employment.

YOU ACKNOWLEDGE AND AGREE THAT THIS AWARD DOCUMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE “VESTING SCHEDULE” SET FORTH IN THIS AWARD DOCUMENT DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED EMPLOYMENT FOR THE VESTING PERIOD, FOR ANY PERIOD OR AT ALL AND WILL NOT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE YOUR EMPLOYMENT AT ANY TIME OR FOR ANY REASON NOT PROHIBITED BY LAW, AND WILL NOT CONFER UPON YOU ANY RIGHT TO CONTINUE YOUR EMPLOYMENT FOR ANY SPECIFIED PERIOD OF TIME.

Data Protection.

You acknowledge and agree that, for the reasons described below, the Company or any of its Affiliates may process sensitive personal data about you. Such data may include, but shall not be limited to:

•

Personal data: Name, address, telephone number, fax number, email address, family size, marital status, sex, beneficiary information, emergency contacts, passport or visa information, age, language skills, drivers license information, birth certificate and employee number.

•

Employment information: Curriculum vitae or resume, wage history, employment references, job title, employment or severance agreement, plan or benefit enrollment forms and elections and equity compensation or benefit statements.

•	Financial information: Current wage and benefit information, personal bank account number, brokerage account information, tax related information and tax identification number.

The Company may, from time to time, process and transfer this or other information for internal compensation and benefit planning (specifically, for enrollment purposes in the Plan and the administration of the Plan), to determine training needs, to develop a global human resource database and to evaluate skill utilization.

The legal persons for whom your personal data is intended are the Company, the outside plan administrator (as selected by the Company from time to time), legal counsel to the Company (as selected by the Company from time to time), the accountants for the Company (as selected by the Company from time to time) and any other person that the Company may find in its administration of the Plan to be appropriate.

You acknowledge that you have been informed of your right to access and correct any personal data by contacting:

Corporate Human Resources

IHS Inc.

15 Inverness Way East

Englewood, Colorado 80112

Telephone No. 303-397-7977

Facsimile No.: 303-397-2633

E-mail: humanresources@ihs.com

The Company agrees to ensure that all personal and/or sensitive data that is transmitted will be kept confidential and used only for legitimate Company purposes as described above.

You hereby give your explicit consent to the Company to process any such personal and/or sensitive data. You also hereby provide explicit consent to the Company to transfer any such personal and/or sensitive data outside of the country in which you work or are employed.

Acquired Rights.

In accepting the Award, you acknowledge that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, as provided in the Plan;

(b) the award of RSUs is voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) your participation in the Plan is voluntary;

(e) the RSUs are an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or to your actual employer, and RSUs are outside the scope of your employment contract, if any;

(f) the RSUs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(g) neither the RSUs nor any provision of this Award Document, the Plan or the policies adopted pursuant to the Plan confer upon you any right with respect to employment or continuation of current employment, and in the event that you are not an employee of the Company or any subsidiary of the Company, the RSUs shall not be interpreted to form an employment contract or relationship with the Company or any Affiliate;

(h) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(i) the value of Shares acquired on vesting of RSUs may increase or decrease in value;

(j) no claim or entitlement to compensation or damages arises from termination of RSUs, and no claim or entitlement to compensation or damages shall arise from any diminution in value of the RSUs or Shares received upon vesting of the RSUs resulting from termination of your entitlement by the Company or any Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and you irrevocably release the Company and any Affiliate from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Award Document, you shall be deemed irrevocably to have waived your entitlement to pursue such claim; and

(k) in the event of termination of your employment (whether or not in breach of local labor laws), your right to receive RSUs and vest under the Plan, if any, will terminate effective as of the date that you are no longer actively employed and will not be extended by any notice period mandated under local law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of involuntary termination of employment (whether or not in breach of local labor laws), your right to receive Shares pursuant to the RSUs after termination of employment, if any, will be measured by the date of termination of your active employment and will not be extended by any notice period mandated under local law.

Language.

If you have received this or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

Electronic Delivery.

The Company may, in its sole discretion, decide to deliver any documents related to the Award granted under and participation in the Plan or future awards that may be granted under the Plan by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Entire Agreement; Governing Law.

The Plan and this Award Document constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter hereof. This Award Document may not be modified in a manner that impairs your rights heretofore granted under the Plan, except with your consent. This Award Document is governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Award Document to the substantive law of another jurisdiction.

Severability.

The provisions of this Award Document are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

BY SIGNING THE AWARD DOCUMENT, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THE PLAN AND REPRESENT THAT YOU ARE FAMILIAR WITH THE TERMS AND CONDITIONS OF THE PLAN, AND HEREBY ACCEPT THIS AWARD SUBJECT TO ALL PROVISIONS IN THIS AWARD DOCUMENT AND IN THE PLAN. YOU HEREBY AGREE TO ACCEPT AS FINAL, CONCLUSIVE AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD DOCUMENT.